EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 19, 2015, with respect to the financial statement of Advisors Disciplined Trust 1382, comprising Global Covered Call & Income Strategies Closed-End Portfolio, Series 2015-1, contained in Amendment No. 1 to the Registration Statement on Form S-6
(File No. 333-199722) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP

Chicago, Illinois
February 19, 2015